UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2023

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0178960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 or the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)(c)On April 14, 2023, Brady Corporation (the "Company") announced the resignation of Aaron J. Pearce, Chief Financial Officer and Treasurer. Pursuant to the terms of a Complete and Permanent Release and Resignation Agreement, dated April 13, 2023 (the “Resignation Agreement”), Mr. Pearce will remain employed by the Company and receive his current base salary and benefits through April 28, 2023 (the "Separation Date"), during which he will be available to the Company in a consultative position to assist with respect to the transition. Pursuant to the Resignation Agreement, Mr. Pearce will receive, among other items, separation benefits in the form of payment of his base salary for twelve months following the Separation Date, payment of 100% of his 2023 annual target cash bonus, and full vesting of his outstanding stock options and restricted stock units that were granted in fiscal 2021 and 2022. Mr. Pearce’s resignation is not the result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company’s accounting practices or financial reporting.
The Company also announced that as of April 14, 2023, Ann Thornton has been appointed as Chief Financial Officer, Chief Accounting Officer and Treasurer. As a result, Ms. Thornton will remain the principal accounting officer for the Company and will also become the principal financial officer.
Ann Thornton, age 41, has more than 13 years of financial experience with the Company. Most recently, serving as Chief Accounting Officer since 2016 and as Corporate Controller and Director of Investor Relations since 2015. She held the positions of Director of Global Accounting, Corporate Finance Manager, External Reporting Manager, Corporate Accounting Manager and Corporate Accounting Supervisor from 2009 to 2014. Prior to joining the Company, Ms. Thornton was an auditor with PricewaterhouseCoopers from 2005 to 2009.
The Company entered into an employment offer letter dated April 14, 2023 with Ms. Thornton (the “Offer Letter”). The Offer Letter provides that Ms. Thornton will receive an annual base salary of $450,000, with eligibility for a target annual bonus at 70% of base salary, a fiscal 2024 annual equity award with a grant date value of $675,000, and will participate in the Company’s equity incentive and other benefit plans on a basis similar to other executive officers. Ms. Thornton will have a Company share ownership requirement equal to three times her base salary within five years of her appointment as Chief Financial Officer and Treasurer.
The Company also entered into a Change of Control Agreement with Ms. Thornton. Under the terms of the Change of Control Agreement, in the event of a qualifying termination within 24 months following a change of control (as such events are defined in the Change of Control Agreement), Ms. Thornton will receive two times her annual base salary and two times her target bonus.
A copy of the Company’s press release announcing Mr. Pearce’s resignation and Ms. Thornton’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing descriptions of the Resignation Agreement, the Offer Letter and the Change of Control Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Complete and Permanent Release and Resignation Agreement between the Company and Mr. Pearce dated as of April 13, 2023.

10.2	Employment Offer Letter between the Company and Ms. Thornton dated as of April 14, 2023.

10.3	Change of Control Agreement between the Company and Ms. Thornton dated as of April 14, 2023.

99.1	Press Release of Brady Corporation, dated April 14, 2023.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: April 19, 2023

/s/ ANN E. THORNTON
Ann E. Thornton
Chief Financial Officer, Chief Accounting Officer and Treasurer